UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

February 28, 2008

Date of Report (Date of earliest event reported)

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627

(Address of principal executive offices)

(631) 501-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 28, 2008, the Board of Directors of the Registrant authorized the entry into change in control agreements with the following named executive officers: Tony Strange, President and Chief Operating Officer; John R. Potapchuk, Executive Vice President, Chief Financial Officer and Treasurer; Stephen B. Paige, Senior Vice President, General Counsel and Secretary; and Brian D. Silva, Senior Vice President, Human Resources. These agreements supersede the change in control agreements previously entered into between the Registrant and the executive officers named above which were scheduled to expire on May 6, 2008. The term of the new change in control agreements will end on February 26, 2011 unless terminated earlier as set forth in the agreements. The new change in control agreements provide for substantially the same benefits as the prior change in control agreements, except to the extent changes were required in order to comply with Section 409A of the Internal Revenue Code. The new change in control agreements are summarized below, and the summary is qualified in its entirety by reference to the form of change in control agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Each change in control agreement provides for the payment of severance benefits if the executive’s employment is terminated within twenty-four months following a change in control by the Registrant not for cause (as defined in the agreements) and not due to the executive’s death or disability or by the executive for good reason. Good reason is defined to include: (i) a reduction in the executive’s annual base salary (other than a reduction which is in proportion to reductions in the base salaries of all the Registrant’s executive officers, unless such reduction exceeds 20% of the executive’s annual base salary); (ii) assignment of material duties inconsistent with the executive’s status as a senior executive officer of the Registrant or a substantial adverse alteration in the nature or status of the executive’s responsibilities; (iii) relocation of the executive’s principal job location of more than 40 miles from the executive’s office location immediately before the change in control; (iv) failure of the Registrant to maintain certain benefits that are no less favorable in the aggregate than those provided prior to the change in control or the taking of any action that adversely affects or reduces the executive’s right to certain benefits enjoyed by the executive prior to the change in control (reduction in benefits under the Registrant’s tax-qualified retirement, pension or savings plans, life insurance plan, health and dental plan, disability plans or other life insurance plans which apply equally to all plan participants and have less than a 10% effect on the executive’s aggregate benefits do not constitute good reason); (v) failure of the Registrant to obtain the assumption of obligations of the agreement by any successor; or (vi) a purported termination of employment by the Registrant without cause which is not effected pursuant to a written notice of termination as described in the agreement.

The severance benefits provided under the change in control agreements are as follows: (i) base salary, together with unused accrued vacation, through the date of termination (payable ten business days after termination of employment); (ii) two times the sum of the executive’s annual base salary (the higher of the annual base salary in effect at the date of termination or the date of the change in control) and the higher of the executive’s target annual bonus for the year of termination or the average annual bonus for the three years immediately prior to the year of termination (payable in a lump sum ten business days after termination of employment); (iii) insurance coverage for the executive and his or her dependents no less favorable than the Registrant’s life, disability, health, dental or other welfare benefit plans or programs (as in effect immediately prior to the change in control or on the date of termination, whichever is more favorable to the executive) for a period equal to the lesser of two years or until the executive is provided substantially comparable benefits by another employer; (iv) full vesting of all equity awards held by the executive and continued exercisability of stock options for the longer of one year following such termination of employment (but not beyond the original full term of the stock option) or such period of time as may be provided for in the plan under which the stock options were granted; and (v) full vesting of all of the executive’s benefits accrued under the Registrant’s pension, retirement, savings and deferred compensation plans. The executive shall also be entitled to the benefits described above if his or her employment with the Registrant is terminated by the Registrant (other than for cause) within one year prior to the date on which a change in control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated or intended to effect a change in control or (ii) otherwise arose in connection with or anticipation of a change in control. If the executive is entitled to benefits under this agreement, he or she shall not be entitled to severance benefits otherwise payable under any separate severance agreement or severance plan or policy of the Registrant.

If any payment, distribution or benefit provided under a change in control agreement is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the amounts payable to the executive shall be reduced (by the minimum possible amount) until no amount payable to the executive is subject to the excise tax. However, no such reduction shall be made if the net after-tax benefit (after taking into account federal, state, local or other income, employment, self-employment and excise taxes) to which the executive would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account federal, state, local or other income, employment, self-employment and excise taxes) to the executive resulting from the receipt of such payments with such reduction. In the event of a dispute or contest under a change in control agreement, the Registrant will reimburse the executive for reasonable legal fees and expenses incurred in the dispute if the executive substantially prevails in the dispute or contest.

The Board of Directors of the Registrant also authorized the amendment and restatement of the separate severance letter agreements with each of the executives listed above incorporating changes required to comply with Section 409A of the Internal Revenue Code.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Form of change in control agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2008

GENTIVA HEALTH SERVICES, INC.

By:	/s/ Stephen B. Paige
Name:	Stephen B. Paige
Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of change in control agreement.